EXHIBIT 31.4
CERTIFICATIONS
I, Arthur W. Coviello, Jr., certify that:
1. I have reviewed this Amendment No. 1 to annual report on Form 10-K/A of RSA Security Inc.; and
2. Based on my knowledge, this Amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Arthur W. Coviello, Jr.
Arthur W. Coviello, Jr.
Acting Chief Financial Officer
Dated: April 5, 2006